Exhibit 10.3

AMENDED AND RESTATED
SECURITY AGREEMENT

This Amended and Restated Security Agreement, which is made and entered into this 25th day of April, 2011, by and between Beaird Operating Companies, LLC (“Lender”), and International Star, Inc., a Nevada corporation (“Borrower”), hereby amends and restates the Security Agreement, dated October 13, 2010, by and between Lender and Borrower.

For the mutual covenants and promises herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged as received between the parties, the parties have agreed as follows:

1.
Secured Debts.  This Amended and Restated Security Agreement (the “Security Agreement”) will secure the following debts ("Secured Debts"), together with all extensions, renewals, re-financings, modifications, or replacements of these debts:  Lender has made loans to Borrower, and Borrower has accepted sums of money and borrowed from Lender as follows (each a “debt” and, collectively, the “debts”):

a. The sum of U.S. Two Hundred Thousand Dollars (U.S. $200,000) principal amount, evidenced by a corporate promissory note, dated October 13, 2010.
b. The sum of U.S. One Hundred Fifty Thousand Dollars (U.S. $150,000) principal amount, evidenced by a corporate promissory note, of even date herewith.

2.
Security Interest.  To secure the payment and performance of the Secured Debts, Borrower gives to Lender a security interest in all of the property described in this Security Agreement that Borrower owns or has sufficient rights in which to transfer an interest now or in the future, wherever the property is or will be located, and all proceeds and products from the property (including but not limited to all parts, accessories, repairs, replacements, improvements, and accessions to the property).  Property is all the collateral given as security for the Secured Debts and described in this Security Agreement, and includes all obligations that support the payment or performance of the property.  “Proceeds” includes anything acquired upon the sale, lease, license, exchange or other disposition of the property; any rights and claims arising from the property; and any collections and distributions on account of the property.

Property also includes any original evidence of title or ownership whether evidenced by a certificate of title or ownership, a manufacturer’s statement of origin or other documents when the property is titled under state or federal law.  Borrower will deliver the title documents, if any, and properly execute such title documents as necessary to reflect Lender’s security interest.  This Security Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and Lender is no longer obligated to advance any funds to Borrower under any credit or loan agreement.

3.
Property Description.   The property subject to this Security Agreement is described as follows:  a forty-nine per cent (49%) interest in the mineral rights of all mining claims which Borrower owns or has an interest in, whether now or in the future, located in Mohave County, Arizona.  As set forth in the promissory notes referenced above, made a part hereof by reference, Borrower has the right to convert the security interest from the property described above to 49% of Borrower’s share of proceeds from any joint venture or licensing agreement which Borrower enters into in order to develop the mining claims referenced above, subject to certain conditions set forth in the promissory notes, which are made a part hereof by reference.  This Security Agreement is intended to apply to such proceeds.  Such conversion shall be effective upon Borrower’s written notice to Lender.

4.	Duties Toward Property.

a.
Protection of Secured Party’s Interest:  Borrower will defend the property against any other claim.  Borrower agrees to take such reasonable action as may be necessary to protect Lender’s security interest and to keep its claim in the property ahead of the claims of other creditors.  Borrower will not affirmatively do anything to harm Lender’s position.  Borrower will keep books, records, and accounts about its business and the property.  Lender may examine these and make copies at any reasonable time.  Borrower will prepare any reasonable report or accounting of the property as requested by Lender.  Lender will maintain the confidentiality of any information provided or made available to Lender under this paragraph, unless and until such information is publicly disclosed by Borrower.

b.
Uses, Location and Protection of Property.  Borrower will keep the property in its possession and in good repair and will use the property only for the commercial uses intended.  Borrower will not change the specified uses of the property without Lender’s prior written consent, which shall not unreasonably be withheld.  Lender has the right of reasonable access to inspect the property using all due care upon entering the property.  Borrower will not permit waste on the property and will immediately inform Lender of any change of use, loss or damage to the property of a material nature.  Borrower will at all times be in compliance with any local, state or federal laws pertaining to the use or operation of the mining activities on the property and will carry sufficient liability insurance.  Notwithstanding the foregoing provisions, Borrower may determine in its discretion not to record or renew any mining claims for which Borrower, in consultation with its geologists, determines that the commercial value of such claims is not sufficient to justify the cost to record or maintain such claims.

c.
Selling, Leasing or Encumbering the Property.  Any disposition of the property contrary to this Security Agreement may adversely affect the rights of Lender.  Consequently, Borrower will not sell, offer to sell, lease, or otherwise transfer or encumber the property without prior written consent of Lender, which shall not unreasonably be withheld.  Borrower will not permit the Property to be the subject of any court order or decree affecting its rights in the property in any action by anyone other than Lender.  If the property includes chattel paper or instruments, either as original collateral or as proceeds of the property, Borrower will note Lender’s security interest on the face of the chattel paper or instruments.

5.
Authority to Perform.  Borrower authorizes Lender to do anything it deems reasonably necessary to protect the property, and to perfect and continue Lender’s security interest in the property.  If Borrower fails any of its duties under the Note, or this Security Agreement, Lender is authorized, without notice to Borrower, to perform the duties or cause them to be performed, including but not limited to:

a.	Pay and discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on the property.

b.	Pay any rents or other charges under any lease affecting the property.

c.	Order and pay for the repair, maintenance and preservation of the property.

d.	Sign, when permitted by law, and file any financing statements on Borrower’s behalf and pay for filing or recording fees.

e.	Place a note on any chattel paper indicating Lender’s interest in the property.

f.	Take any action Lender deems necessary to realize on the property, including performing any part of a contract or endorsing it in Borrower’s name.

g.	Handle any suits or other proceedings involving the property in Borrower’s name.

h.	Prepare, file and sign Borrower’s name to any necessary reports or accountings.

i.	Make an entry on Borrower’s books or records showing the existence of this agreement.

Lender has no obligation to perform for Borrower.  But if Lender performs for Borrower, it will use reasonable care to preserve and protect the property.

6.	The note and security interest therein is assignable in whole or in part by Lender upon reasonable written notice to Borrower.

7.
7.    Borrower hereby represents and warrants to Lender that Borrower has all the authority necessary to enter into this security agreement.  Each officer signing this Security Agreement and the note and loan agreement has all of the necessary corporate authority to bind Borrower to the terms and conditions of performance recited herein.

8.
Borrower authorizes Lender to file a financing statement, notice of security interest, or notice of lien covering the property.  Borrower will comply with, assist, or otherwise facilitate such filing for perfecting of Lender’s security interest.

9.	Any notices called for herein shall be deemed delivered if deposited in the U. S. mail with first class postage prepaid and addressed as follows:

If to Borrower:	International Star, Inc. Post Office Box 7202 Shreveport, Louisiana 71137

If to Lender:	Beaird Operating Companies, LLC 330 Marshall, Suite 1112 Shreveport, Louisiana 71101

10.
In the event of Borrower’s default, Lender shall be entitled to costs of collection to enforce the terms of the security agreement, including reasonable attorney fees and court costs.  This agreement may be interpreted according to the commercial laws of the State of Louisiana and may be enforced in the proper court or courts of jurisdiction in that state.

Dated the above date.  In witness the parties have executed this agreement.

BORROWER	LENDER

International Star, Inc.	Beaird Operating Companies, LLC

By: /s/ Sterling M. Redfern Sterling M. Redfern President	By: /s/ J. b. Beaird Name: J. B. Beaird Title: Manager

By: /s/ Jacqulyn B. Wine Jacqulyn B. Wine Secretary and Treasurer